EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-50137, 333-90293, 333-56606, 333-89184, 333-102147, 333-105193, 333-106594 and 333-126121) and the Registration Statements on Form S-3 (File Nos. 333-65035, 333-48540, 333-71958, 333-84914, 333-99033, 333-102186, 333-106589, 333-111818, and 333-117107) of Superconductor Technologies Inc. of our report dated March 30, 2007 relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.
/s/ STONEFIELD JOSEPHSON, INC.
Los Angeles, California
March 30, 2007